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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) June 2, 2003
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                    Income Opportunity Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)




Nevada                              1-14784                    75-2615944
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(State or other jurisdiction      (Commission                 (IRS Employer
of Incorporation)                 File Number)              Identification No.)




              1800 Valley View Lane, Suite 300, Dallas, Texas 75234
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(Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code 469-522-4200
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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On June 2, 2003, Syntek West, Inc., a Nevada corporation ("SWI") purchased from Basic Capital Management, Inc., a Nevada corporation ("BCM"), 781,773 shares of Common Stock, par value $0.01 per share of Income Opportunity Realty Investors, Inc. ("IOT" or the "Issuer") at a price of $18.45 per share in cash (an aggregate of $14,423,711), the full amount of which was paid by SWI through a credit on and against the outstanding balance owed by BCM to SWI on a Promissory Note dated July 1, 2001 payable to the order of SWI (the "BCM Note"). The BCM Note is a $21,000,000 unsecured line of credit note dated July 1, 2001 payable to the order of SWI which bears interest at the Wall Street Journal prime rate plus 2% and matures on June 30, 2004. Immediately after consummation of such transaction, on June 3, 2003, SWI contributed all 781,773 Shares of IOT to the capital of Syntek Acquisition Corp., a Nevada corporation ("SAC") and a wholly-owned subsidiary of SWI. The 781,773 shares of IOT Common Stock constitutes approximately 54.3% of the shares of Common Stock of IOT outstanding (which is a total of 1,438,945 shares).

         All of the issued and outstanding Common Stock of SWI is owned by Gene
E. Phillips. Each of SWI and SAC has its principal executive offices located at 1800 Valley View Lane, Suite 100, Dallas, Texas 75234. Mr. Gene E. Phillips' business address is 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. Mr. Gene E. Phillips' present principal occupation is Chief Executive Officer and President of SWI, and he is a citizen of the United States of America.

         The shares of Common Stock of IOT acquired by SWI resulted in the cessation of ownership of any such shares by Income Opportunity Acquisition Corporation, a Nevada corporation ("IOT AcqSub") (265,036 shares acquired pursuant to a cash tender offer at $19 per Share on March 18, 2003), shares previously held by EQK Holdings, Inc., a Nevada corporation ("EQK") (409,935 shares of IOT held for more than two years), any beneficial ownership by American Realty Trust, Inc., a Georgia corporation ("ART"), as the parent of EQK, and any beneficial ownership of American Realty Investors, Inc., a Nevada corporation ("ARL"), the parent corporation of ART, and 106,802 shares previously owned by BCM. After giving effect to the transactions occurring on June 2, 2003, SWI acquired the ownership of 781,773 shares of IOT Common Stock representing approximately 54.3% of the issued and outstanding Common Stock of IOT. Separately, Transcontinental Realty Investors, Inc. ("TCI"), continues to hold 345,728 shares of Common Stock of IOT which constitutes approximately 24% of the issued and outstanding shares of Common Stock of IOT. To the knowledge of the Issuer, no other person or entity owns or holds a significant percentage of Common Stock of IOT or 5% or more of the outstanding Common Stock of IOT. The basis for the control is the ownership by SAC directly (and SWI beneficially) of more than 50% of the issued and outstanding Common Stock of IOT.

         To the present knowledge of the Issuer, there are no arrangements or understandings among representatives of SWI and BCM or their associates with respect to the election of directors or other matters. However, SWI and its representatives may be expected to review current management of IOT and may in the future determine to continue such management arrangements or request changes in such management arrangements. In addition, there are no arrangements known to the Issuer, the operation of which may at a subsequent date result in a further change of control of the Issuer.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: June 12, 2003.          INCOME OPPORTUNITY REALTY INVESTORS, INC.



                                  By: /s/ Robert A. Waldman
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                                       Robert A. Waldman, Senior Vice President,
                                       General Counsel and Secretary


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